UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2015

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2015, Mr. Richard L. Smoot, having reached the mandatory retirement age set forth in the Amended and Restated By-laws of P. H. Glatfelter Company (the "Company"), notified the Company that he will not be standing for reelection to the Company’s Board of Directors and that he will retire from the Board of Directors effective at the 2015 Annual Meeting of Shareholders. Mr. Smoot’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2015, the Board of Directors of the Company adopted an amendment (the "Amendments") to the Company’s Amended and Restated By-laws (the "By-laws"), effective immediately. The By-laws were amended to provide that the Board of Directors will be reduced from ten members to nine members effective at the 2015 Annual Meeting of Shareholders.

The foregoing description is qualified in its entirety by reference to the Amended and Restated By-laws as so amended, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

3.1 Amended and Restated By-laws of P. H. Glatfelter Company, as amended, dated February 26, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 26, 2015	By:	Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of P. H. Glatfelter Company, as amended, dated February 26, 2015.